           As filed with the Securities and Exchange Commission on July 3, 1996
                                                   Registration No. 33-
- -------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          VERITAS SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)


           CALIFORNIA                                           94-2823068
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)


                              1600 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA  94043
                    (Address of principal executive offices)


                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                     CHRIS L. DIER, CHIEF FINANCIAL OFFICER
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA  94043
                                 (415) 335-8000
            (Name, address and telephone number of agent for service)


                                   COPIES TO:
                            Jacqueline A. Daunt, Esq.
                              Lynda M. Twomey, Esq.
                                 Fenwick & West
                         Two Palo Alto Square, Suite 800
                          Palo Alto, California  94306
                                 (415) 494-0600


                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
     Title of         Amount        Proposed        Proposed      Amount of
 Securities to be      to be         Maximum        Maximum      Registration
    Registered      Registered      Offering       Aggregate         Fee
                                    Price Per       Offering
                                      Share          Price
- -------------------------------------------------------------------------------
Common Stock        200,000 (1)    $38.625 (2)     $7,725,000(2)    $2,664
- -------------------------------------------------------------------------------

     (1) Additional Shares available for issuance under the 1993 Employee Stock Purchase Plan.
     (2) Estimated as of June 26, 1996 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.




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                          VERITAS SOFTWARE CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


STATEMENT PURSUANT TO GENERAL INSTRUCTION E WITH RESPECT TO THE REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E, the contents of the Form S-8 Registration Statement No. 33-74712 of VERITAS Software Corporation (the "REGISTRANT") filed on February 1, 1994 with the Securities and Exchange Commission (the "COMMISSION") is hereby incorporated by reference.

ITEM 5.   EXPERTS.

     The financial statements of Registrant appearing in Registrant's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 8.        EXHIBITS.
- -------        ---------

                4.01 Registrant's 1993 Employee Stock Purchase Plan, as amended and related agreements.

                4.02 Registration Rights Agreement dated April 6, 1995 among the Registrant and various investors (incorporated by reference to Exhibit 4.01 of the Registrant's Form 10-Q filed with the Commission for the quarterly period ended March 31, 1995).

                5.01     Opinion of Fenwick & West.

               23.01     Consent of Fenwick & West (included in Exhibit 5.01).

               23.02     Consent of Ernst & Young LLP, independent auditors.

               24.01     Power of Attorney (see page 3).


            [THE REST OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

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                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Mark Leslie and Chris L. Dier, and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 30th day of June, 1996.

                                   VERITAS Software Corporation


                                   By: /s/ Mark Leslie
                                       ----------------------------------
                                        Mark Leslie
                                        President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature               Title               Date
           ---------               -----               ----
PRINCIPAL EXECUTIVE OFFICER
  AND DIRECTOR:


/s/ Mark Leslie
- -----------------------------
Mark Leslie                        President, Chief Executive    June 26, 1996
                                   Officer and a Director

PRINCIPAL FINANCIAL OFFICER
  AND ACCOUNTING OFFICER:


/s/ Chris L. Dier
- -----------------------------
Chris L. Dier                      Vice President of Finance,    June 28, 1996
                                   Treasurer, Chief Financial
                                   Officer and Secretary

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ADDITIONAL DIRECTORS:

/s/ Roel Pieper
- -----------------------------
Roel Pieper                        Director  June 28, 1996


/s/ Joseph D. Rizzi
- -----------------------------
Joseph D. Rizzi                    Director  June 28, 1996



/s/ Fred van den Bosch
- -----------------------------
Fred van den Bosch                 Director  June 28, 1996


- -----------------------------
Steven Brooks                      Director

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                                  EXHIBIT INDEX

     Exhibit No.                   Description                            Page
     -----------                   -----------                            ----
        4.01        Registrant's 1993 Employee Stock
                    Purchase Plan, as amended and related
                    agreements.

        4.02        Registration Rights Agreement dated
                    April 6, 1995 among the Registrant and
                    various investors (incorporated by
                    reference to Exhibit 4.01 of the
                    Registrant's Form 10-Q filed with the
                    Commission for the quarterly period
                    ended March 31, 1995).

        5.01        Opinion of Fenwick & West.

       23.01        Consent of Fenwick & West (included in
                    Exhibit 5.01).

       23.02        Consent of Ernst & Young LLP,
                    independent auditors.

       24.01        Power of Attorney (see page 3).